STOCK PURCHASE AGREEMENT

Among

MMI PRODUCTS, INC.

HALLETT WIRE PRODUCTS CO.

and

THE OTHER PERSONS NAMED ON
THE SIGNATURE PAGE HERETO

Dated as of January 25, 2000

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement") is entered into as of January __, 2000, among MMI Products, Inc., a Delaware corporation ("Buyer"), Hallett Wire Products Co., a Minnesota corporation (the "Company"), J. Wells McGiffert, as the Sellers' Representative (the "Sellers' Representative") and the other signatories to this Agreement (collectively referred to as the "Sellers").

The parties hereto agree as follows:

  Agreement of Purchase and Sale

      Agreement. Upon the basis of the representations and warranties, for the consideration, and subject to the terms and conditions set forth in this Agreement, each of the Sellers agrees to sell all of the issued and outstanding shares ("Shares") of common stock, par value $100 per share (collectively, the "Common Stock"), of the Company owned by such Seller to Buyer, and Buyer agrees to purchase such Shares from each such Seller, for an aggregate purchase price of Forty Million Dollars ($40,000,000) (the "Purchase Price"), allocated among the Sellers as set forth on Schedule 1.1 hereto.

      Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at (a) the offices of Hanft Fride, a Professional Association, 1000 U.S. Bank Place, 130 West Superior Street, Duluth, Minnesota, at 9:00 a.m., local time, on the later of (i) January 31, 1999, or (ii) three business days following the date on which all conditions to the obligations of both parties set forth in Article V hereof shall have been satisfied or waived by the party entitled to waive such conditions, or (b) or at such other time and place and/or on such other date as Buyer and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

      Delivery and Payment. At the Closing, each Seller shall deliver or cause to be delivered to Buyer the stock certificate or certificates evidencing the number of Shares set forth opposite such Seller's name on Schedule 1.1 attached hereto duly endorsed or accompanied by a duly executed stock power assigning such shares to Buyer and otherwise in good form for transfer and Buyer shall (a) deliver by wire transfer to a bank account designated in writing by each Seller, such Seller's pro rata portion of the Purchase Price (less the Escrowed Funds), as set forth beside such Seller's name on Schedule 1.1 attached hereto and (b) deliver to the Escrow Agent (as hereinafter defined), by wire transfer or intrabank transfer, the amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Escrowed Funds").

      Escrow. Prior to the Closing, Buyer, the Company, the Sellers' Representative on behalf of the Sellers, and Norwest Bank, N.A. (or such other entity or person as Buyer, the Company and the Sellers' Representative shall mutually select) (the "Escrow Agent") shall enter into an Escrow Agreement (herein so called) substantially in the form of Exhibit A attached hereto, whereby the Sellers shall agree, through their Sellers' Representative, that a portion of the Purchase Price to be paid to the Sellers hereunder, in the respective amounts set forth opposite the name of each such Seller on Schedule 1.1 attached hereto, shall be deposited into and held in escrow for a period of up to two years under and pursuant to the Escrow Agreement.

  Representations and Warranties of Buyer

      Buyer represents and warrants to the Sellers and the Company as follows (with the understanding that the Sellers and the Company are relying materially on such representations and warranties in entering into and performing this Agreement):

      Due Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform this Agreement.

      Due Authorization; No Conflicts. This Agreement has been duly and validly authorized, executed, and delivered by Buyer and constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms. Except as set forth on Schedule 2.3 attached hereto, the execution, delivery, and performance of this Agreement by Buyer will not (a) violate any federal, state, county, or local law, rule, or regulation applicable to Buyer or its property, (b) violate or conflict with, or permit the cancellation of, any agreement to which Buyer is a party or by which it or its property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Buyer, or (d) violate or conflict with any provision of Buyer's certificate of incorporation or bylaws. No action, consent, or approval of, or filing with, any federal, state, county, or local governmental authority is required in connection with the execution, delivery, or performance of this Agreement by Buyer except for those described in Section 4.12 hereof.

      Brokers and Finders. Buyer has not engaged, or caused to be incurred any liability to, any finder, broker, or sales agent in connection with the execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

      Investment Intent. Buyer is acquiring the Shares for its own account for investment purposes and not with a view to, or in connection with, any distribution thereof.

  Representations and Warranties of the Company and the Sellers

  The Company, the Sellers' Representative and the Sellers hereby jointly and severally represent and warrant to Buyer as follows (with the understanding that Buyer is relying materially on each such representation and warranty in entering into and performing this Agreement); provided, that the term "Company" shall refer to the Company and its Subsidiary or Subsidiaries (as defined herein), unless the context otherwise requires:

      Capitalization; Ownership of Shares. The authorized capital stock of the Company consists of 50,000 shares, par value $100 per share, of which 29,792 shares are issued and outstanding. All such issued and outstanding Shares are duly authorized, validly issued, fully paid, and nonassessable. Except for the Shares, there are, and, as of the Closing Date there will be, no other equity securities of the Company outstanding. All of the Shares are owned of record and beneficially by the Sellers as set forth on Schedule 3.1 attached hereto. None of the Shares were issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any person.

      No Liens on Shares. Except as set forth on Schedule 3.2 attached hereto, each Seller is the true and lawful owner, of record and beneficially, of his Shares, free and clear of any liens, restrictions, security interests, claims, rights of another, or encumbrances (each a "Lien"); none of the Shares are subject to any outstanding options, warrants, calls, or similar rights of any other person to acquire the same; none of the Shares are and as of the Closing Date will be subject to any restrictions on transfer thereof; and each Seller has and as of the Closing Date will have the full power and authority to convey, and will convey to Buyer at Closing, good and marketable title to such Seller's Shares, free and clear of any Liens.

      Other Rights to Acquire Capital Stock. There are no authorized or outstanding warrants, options, or rights of any kind to acquire from the Company or from any Seller any equity or debt securities of the Company or securities convertible into or exchangeable for equity or debt securities of the Company.

      Due Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full power and authority to carry on its business as now conducted and as proposed to be conducted. Complete and correct copies of the certificate of incorporation and bylaws of the Company and all amendments thereto have been delivered to Buyer and have been certified by the Secretary of the Company. The Company is qualified to do business as a foreign corporation and is in good standing in the states set forth on Schedule 3.4 attached hereto. The Company is duly qualified to do business as a foreign corporation in every jurisdiction where such qualification is required except where failure to be so qualified would not have a material adverse effect on the business, properties, or assets of the Company. The Company has not received any notice or communication from any other jurisdiction to the effect that it is or may be required to qualify to do business as a foreign corporation in any such jurisdiction.

      Subsidiaries.

          Schedule 3.5 sets forth (i) the name, percentage ownership and number of shares of stock owned or controlled by the Company of each corporation, partnership, joint venture or other entity in which the Company has, directly or indirectly, an equity interest therein (individually, a "Subsidiary" and collectively, "Subsidiaries"); (ii) the jurisdiction of incorporation, capitalization and ownership of each Subsidiary; (iii) the names of the officers and directors of each Subsidiary; and (iv) the jurisdictions in which each Subsidiary is qualified or licensed to do business as a foreign corporation.

          The Company owns of record and beneficially all the capital stock of each of the Subsidiaries free and clear of all Liens. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed on Schedule 3.5.

          Each of the shares of capital stock of each Subsidiary shown in Schedule 3.5 to be issued and outstanding has been duly authorized and is validly issued, fully paid and nonassessable and is free of preemptive rights.

          There are not, and on the Closing Date there will not be, outstanding any (i) options, warrants or other rights with respect to the capital stock of any Subsidiary, (ii) securities convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary or (iii) other commitments of any kind for the issuance of additional shares of capital stock or any other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

      Due Authorization; No Conflicts. The Company has full corporate power and authority to enter into and perform this Agreement and each other agreement, instrument, and document required to be executed by the Company in connection herewith. The execution, delivery, and performance of this Agreement and such other agreements, instruments, and documents have been duly authorized by the Board of Directors of the Company. Each Seller has full power and authority to enter into and perform this Agreement and each other agreement, and document required to be executed by each Seller in connection herewith. This Agreement has been duly and validly executed and delivered by the Company and each of the Sellers and constitutes a valid and binding obligation of the Company and each of the Sellers enforceable in accordance with its terms. Upon its execution and delivery to Buyer, the Escrow Agreement shall have been duly and validly executed and delivered by the Company and the Sellers' Representative and shall constitute a valid and binding obligation of the Company and the Sellers' Representative enforceable in accordance with its terms. Upon their execution in accordance with Section 5.1(o) hereof, the Noncompetition Agreements (as hereinafter defined) shall have been duly and validly executed and delivered by each of the Sellers listed on Schedule 5.1(o) and shall constitute valid and binding obligations of each such Seller enforceable in accordance with their terms. None of the execution, delivery, and performance of this Agreement and, with respect to the Company and the Sellers' Representative only, the Escrow Agreement, by the Company, the Sellers' Representative and the Sellers, or the execution, delivery, and performance of the Noncompetition Agreements by the Sellers listed on Schedule 5.1(o), shall (a) violate any federal, state, county, or local law, rule, or regulation applicable to the Company, any Seller, or their respective properties, (b) violate or conflict with, or permit the cancellation of, any agreement to which the Company or any Seller, is a party, or by which any of them or any of their respective properties is bound, or result in the creation of any lien, security interest, charge, or encumbrance upon any of such properties, (c) permit the acceleration of the maturity of any indebtedness, or indebtedness secured by the property of, the Company or any Seller, or (d) violate or conflict with any provision of the certificate of incorporation or bylaws of the Company. No action, consent, or approval of, or filing with, any governmental authority is required in connection with the execution, delivery, or performance of this Agreement (or any agreement or other document executed in connection herewith by the Company or any Seller) except for any filings described in Section 4.12 hereof.

      Financial Statements. The following Financial Statements (herein so called) of the Company have been delivered to Buyer by the Company:

          audited consolidated balance sheets, statements of income and cash flow, and statements of changes in financial position of the Company as of and for each of the years ended December 31, 1998, 1997 and 1996, together with, in each case, the notes thereto and the report of Kolquist Seitz & Goldman, certified public accountants with respect thereto (collectively, the "Audited Financial Statements"); and

          unaudited consolidated balance sheet, statements of income and cash flow, and statement of changes in financial position of the Company as of and for each of the nine months ended September 30, 1999 and 1998 (collectively, the "Interim Financial Statements").

      The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and fairly present the financial position, results of operations, and changes in financial position of the Company as of the indicated dates and for the indicated periods (except, in the case of the Interim Financial Statements, for the absence of notes thereto and subject to normal year-end audit adjustments and accruals required to be made in the ordinary course of business which are not materially adverse to and are consistent with past practices of the Company). Except to the extent reflected or provided for in the balance sheet included in the Interim Financial Statements, the Company has no liabilities or obligations (whether absolute, contingent, or otherwise), other than open-account current liabilities incurred in the ordinary course of business subsequent to September 30, 1999; and neither the Company nor any Seller has knowledge of any basis for the assertion of any such liability or obligation. Since December 31, 1998, there has been no material adverse change in the financial position, assets, results of operations, or business of the Company. To the best knowledge of the Company and each of the Sellers, there are no pending or proposed statutes, rules, or regulations, nor any current or pending developments or circumstances, which could have a material adverse effect on the financial position, assets, results of operations, or business of the Company.

      Conduct of Business; Certain Actions. Except as set forth on Schedule 3.8 attached hereto, since September 30, 1999, the Company has conducted its business and operations in the ordinary course and consistent with its past practices and has not (a) paid or declared any dividend or distribution or purchased or retired any indebtedness from any holder of capital stock of the Company (a "Stockholder") and has not purchased, retired, or redeemed any capital stock from any Stockholder, (b) increased the compensation of any of the directors, officers, or key employees or sales representatives of the Company or, except for wage and salary increases made in the ordinary course of business and consistent with the past practices of the Company, increased the compensation of any other employees or sales representatives of the Company, (c) made any capital expenditures exceeding $50,000 individually or $100,000 in the aggregate, (d) sold any asset (or any group of related assets) in any transaction (or series of related transactions) in which the purchase price for such asset (or group of related assets) exceeded $50,000 individually or $100,000 in the aggregate (other than sales of inventory in the ordinary course of business), (e) discharged or satisfied any Lien or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of business, (f) made or guaranteed any loans or advances to any party whatsoever, (g) suffered or permitted any Lien, to arise or be granted or created against or upon any of the assets of the Company, real or personal, tangible or intangible, (h) cancelled, waived, or released any of the Company's debts, rights, or claims against third parties, (i) amended the certificate of incorporation or bylaws of the Company, (j) made, paid or incurred (1) any severance or termination payment or obligation therefor with respect to any employee, consultant, or sales representative of the Company or (2) any legal, accounting and HSR Act filing fees, as to items (1) and (2) together, in excess $250,000 in the aggregate, (k) made any change in the method of accounting of the Company, (l) made any investment or commitment therefor in any person, business, corporation, association, partnership, joint venture, trust, or other entity, (m) made, entered into, amended, or terminated any written employment contract, created, made, amended, or terminated any bonus, stock option, pension, retirement, profit sharing, or other employee benefit plan or arrangement, or withdrawn from any "multi-employer plan" (as defined in Section 414(f) of the Internal Revenue Code of 1986, as amended (the "Code")) so as to create any liability under Article IV of ERISA (as hereinafter defined) to any entity, (n) amended or experienced a termination of any material contract, agreement, lease, franchise, or license to which the Company is a party, except in the ordinary course of business, (o) incurred or assumed any indebtedness (whether directly or by way of guaranty or otherwise) for borrowed money, except in the ordinary course of business, (p) enter into any other material transaction except in the ordinary course of business, (q) entered into any contract, commitment, agreement, or understanding to do any acts described in the foregoing clauses (a)-(p) of this Section 3.8, (r) suffered any material damage, destruction, or loss (whether or not covered by insurance) to any assets, (s) experienced any strike, slowdown, or demand for recognition by a labor organization by or with respect to any of the employees of the Company, (t) experienced or effected any shutdown, slow-down, or cessation of any operations conducted by, or constituting part of, the Company, (u) materially accelerated the collection of accounts receivable or decelerated payment of accounts payable, except in the ordinary course of business consistent with past practice, or (v) made or rescinded any material express or deemed election relating to Taxes, settled or compromised any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable law, made any change to any of its material methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its most recently filed federal income tax return.

      Properties. Attached hereto as Schedule 3.9 is a list and description of all real and personal properties (excluding, in the case of personal properties, any asset having a book value of less than $10,000 as of December 31, 1998) owned or leased by the Company as of the date hereof. The Company is not a party to any real property lease, sublease or assignment, either as tenant or landlord. Except as expressly set forth on Schedule 3.9 attached hereto, the real and personal properties of the Company are free and clear of all liens, security interests, claims, rights of another, and encumbrances. The physical properties owned or utilized by the Company in the conduct of its business are in good operating condition and repair, normal wear and tear excepted, and are free from material defects. Except as otherwise set forth on Schedule 3. 9 attached hereto, the Company has full and unrestricted legal and equitable title to or a valid leasehold interest in all such properties. The operation of the properties and business of the Company in the manner in which they are now and have been operated does not violate in any material respect any zoning ordinances, municipal regulations, or other rules, regulations, or laws. No covenants, easements, rights-of-way, or regulations of record impair in any material respect the uses of the respective properties of the Company for the purposes for which they are now operated. Except as described on Schedule 3.9 attached hereto, there are no past, present, or proposed conditions, activities, actions, or plans which may prevent compliance by the Company with any law related to the manufacture, process, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release, of any pollutant, contaminant, chemical, or industrial toxic or hazardous substance or waste ("Hazardous Substance Issues") or any regulations, plans, judgments, injunctions, or notices promulgated or approved thereunder applicable to the operations, properties, or assets of the Company, or which may give rise to any liability of the Company, or otherwise form the basis of any claims, actions, demands, suits, proceedings, hearings, studies, or investigations against or relating to the Company, based on or related to any Hazardous Substance Issues. The Company delivered to Buyer true and complete copies of any surveys, appraisals and title insurance policies related to its owned or leased real properties.

      Licenses and Permits. Attached hereto as Schedule 3.10 is a list of all federal, state, county, and local governmental licenses, certificates, and permits held or applied for by the Company. The Company has complied in all material respects, and is in compliance in all material respects, with the terms and conditions of all such licenses, certificates, and permits, and no material violation of any such licenses, certificates, or permits or the laws or rules governing the issuance or continued validity thereof has occurred. No additional license, certificate, or permit is required from any federal, state, county, or local governmental agency or body thereof in connection with the conduct of the business of the Company which, if not obtained, would materially and adversely affect the business or properties of the Company. No claim has been made by any governmental authority (and, to the best knowledge of the Company and each of the Sellers, no such claim is anticipated) to the effect that a license, permit, or order is necessary in respect of the business conducted by the Company.

      Intellectual Property Rights. Except as set forth on Schedule 3.11 hereto, Schedule 3.11 hereto contains a true and complete list of (a) all patents, patent applications, trademarks, trademark registrations, and trademark applications service marks, service mark registrations, and service mark applications, trade names, and copyrights, copyright registrations, and copyright applications ("Intellectual Property") owned by the Company in connection with its business as presently conducted or as presently proposed to be conducted, (b) all licenses or other agreements giving the Company rights in Intellectual Property of third parties in connection with the Company's business as presently conducted or as presently proposed to be conducted, and (c) all licenses or other agreements giving to third parties rights in the Intellectual Property listed on Schedule 3.11 hereto. Except as set forth on Schedule 3.11 hereto, the Company has good and marketable title, free and clear of any liens or other encumbrances, to, owns or possesses adequate and enforceable licenses or other rights to use, all Intellectual Property and all computer software, software programs, inventions, drawings, designs, customer lists, proprietary know-how or information or other rights in connection with the business of the Company as presently conducted or as presently proposed to be conducted (hereinafter, collectively, "Proprietary Rights"). Each item of Intellectual Property owned by the Company and listed on Schedule 3.11 has been, to the extent indicated in Schedule 3.11 duly registered with, filed in, or issued by the United States Patent and Trademark Office, the United States Copyright Office or such other domestic or foreign government entity as indicated on Schedule 3.11, and such registrations, filings and issuances remain in full force and effect. Except as set forth on Schedule 3.11 hereto, to the best knowledge of the Company and the Sellers, the operations of the business of the Company, including but not limited to use of service marks and copyrighted material and to products, processes, services, methods, substances, parts or other materials currently made, sold or used by or contemplated to be made, sold or used by the Company in connection with its business, do not conflict with or infringe upon any Proprietary Rights of any third party. Except as set forth on Schedule 3.11 hereto, the Company has not granted to any third parties exclusive licenses or options to obtain exclusive licenses under any of the Intellectual Property owned by the Company listed on Schedule 3.11 hereto. Except as set forth on Schedule 3.11 hereto, the Company has given no indemnification in connection with any patent, trademark, copyright or other Proprietary Right as to any product made, used or sold by any third party. Except as set forth on Schedule 3.11 hereto, there are no pending or, to the best knowledge of the Company and the Sellers, threatened claims, proceedings or actions against the Company or any of its licensors that could have a material adverse effect on the Company's Proprietary Rights or that could limit the Company's right to use any patent, trademark, trade name, service mark or copyrighted material or to make, have made, sell or use any product, process, service, method, substance, part, or other material in connection with its business. Except as set forth on Schedule 3.11 hereto, there is no infringement by or claim of infringement against any third party of any Proprietary Rights of the Company which could be likely to have a material adverse effect on the Company's business, operations, condition (financial or otherwise), or assets.

      Compliance with Laws. The Company has complied in all material respects, and is in compliance in all material respects, with all federal, state, county, and local laws, regulations, and orders applicable to its business and has filed with the proper authorities all statements and reports required by the laws, regulations, and orders to which the Company or any of its properties or operations are subject. No claim has been made by any governmental authority (and, to the best knowledge of the Company and each of the Sellers, no such claim is anticipated) to the effect that the business conducted by the Company fails to comply, in any respect, with any law, rule, regulation, or ordinance.

      Insurance. Attached hereto as Schedule 3.13 is a list of all policies of fire, liability, business interruption, and other forms of insurance and all fidelity bonds held by or applicable to the Company at any time within the past three years, which schedule sets forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage, deductible amount or self-insured retention amount, limits of coverage, and annual premium. No event relating to the Company has occurred which will result in a retroactive upward adjustment of premiums under any such policies or which is likely to result in any prospective upward adjustment in such premiums. The insurance currently held by the Company is in such amount and is of such type and scope as is customary in the industry in which the Company is engaged. Except as disclosed on Schedule 3.13 attached hereto, there has been no material change in the type of insurance coverage maintained by the Company during the past five years which has resulted in any period during which the Company had no insurance coverage. Excluding insurance policies which have expired and been replaced, no insurance policy of the Company has been cancelled within the last three years and, to the best knowledge of the Company and each of the Sellers, no threat has been made to cancel any insurance policy of the Company within such period. No pending claims made by or on behalf of the Company under such policies have been denied. All premiums payable with respect to such policies have been timely paid, or adequate arrangements for payment have been made.

      Employee Benefit Matters.

          Welfare Benefit Plans. Attached hereto as Schedule 3.14(a) is a list of each "employee benefit plan," as defined in section 3(1) of the Employee Retirement Income Security Act of 1974 (and any sections of the Code amended by it) and all regulations promulgated thereunder, as the same have from time to time been amended ("ERISA") with respect to which the Company has any obligation or liability (contingent or otherwise), including any multiemployer welfare plan (within the meaning of section 3(37) of ERISA) (such employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans"). True, correct, and complete copies of such plans and their related summary plan descriptions have been delivered to Buyer. Schedule 3.14(a) attached hereto also sets forth (i) the amount of any liability of the Company for payments more than 30 days past due with respect to each Welfare Benefit Plan as of December 31, 1998, and as of the end of each subsequent month ending prior to the date hereof and (ii) the amount of any liability of the Company for retiree benefits under any Welfare Benefit Plan to current or retired employees of the Company.

          Pension Benefit Plans. Attached hereto as Schedule 3.14(b) is a list of each "employee pension benefit plan" (as defined in section 3(2) of ERISA) with respect to which the Company has any obligation or liability (contingent or otherwise), including any multiemployer plan (as defined in section 3001(a)(3) of ERISA) (such employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans"). True, correct, and complete copies of such plans and their related summary plan descriptions have been delivered to Buyer. With respect to each Pension Benefit Plan that is subject to title I, subtitle B, part 3 of ERISA (concerning "Funding"), the funding method used in connection with such Pension Benefit Plan is acceptable under ERISA, the actuarial assumptions used in connection with funding such Pension Benefit Plan, in the aggregate, are reasonable (taking into account the experience of such Pension Benefit Plan and reasonable expectations), and Schedule 3.14(b) attached hereto completely and accurately sets forth as of December 31, 1998 (i) the net fair market value of the assets held to fund such Pension Benefit Plan, (ii) the funding method used in connection with any such Pension Benefit Plan, and (iii) the amount and plan year of any "accumulated funding deficiency", as defined in section 302(a)(2) of ERISA (whether or not waived and whether arising on account of inadequate contributions, improper amortization of charges or credits in any funding standard account, improper determination of any such charge or credit, or any other reason) that exists with respect to any plan year of such Pension Benefit Plan. The Company does not presently maintain and has never maintained, or had any obligation of any nature to, a "defined benefit plan" within the meaning of Section 414(j) of the Code, without regard to whether such defined benefit plan met the requirements of section 401(a) of the Code. With respect to each Pension Benefit Plan, including an "individual account plan" (as defined in section 3(34) of ERISA), Schedule 3.14(b) attached hereto completely and accurately sets forth (x) the amount of and liability of the Company for contributions due with respect to such Pension Benefit Plan as of December 31, 1998, and as of the end of any subsequent period ending prior to the Closing, and the date any such amounts were paid, and (y) the amount of any contribution paid with respect to such Pension Benefit Plan for the plan year in which the Closing occurs.

          Benefit Plan Compliance. All of the Welfare Benefit Plans and Pension Benefit Plans and any related trust agreements or annuity contracts (or any other funding instruments) currently comply, and have complied in the past, both as to form and operation, with the provisions of ERISA, the Code (including section 410(b) of the Code relating to coverage where required in order to be tax-qualified under section 401(a) or 403(a) of the Code) and all other applicable laws and regulations. Each Pension Benefit Plan that is intended to be qualified under Section 401 of the Code is so qualified. Future compliance with the requirements of ERISA as in effect on the date hereof or any collective bargaining agreements to which the Company is a party will not result in any increase in the rate of benefit accrual under any Pension Benefit Plan except as otherwise completely and accurately set forth in Schedule 3.14(d) attached hereto. There are no claims pending or, to the knowledge of the Company or any Seller, threatened with respect to any Welfare Benefit Plan or any Pension Benefit Plan other than routine claim for benefits under the terms of such plans in the ordinary course.

          No Prohibited Transactions. None of the Company or any of its agents or representatives have engaged in any transaction in violation of section 406(a) or (b) of ERISA (for which no exemption exists under section 408 of ERISA) or any "prohibited transaction" (as defined in section 4975(c)(1) of the Code) for which no exemption exists under section 4975(c)(2) or (d) of the Code with respect to any Welfare Benefit Plan or Pension Benefit Plan.

          Employee Contracts and Arrangements. Attached hereto as Schedule 3.14 is a complete and accurate description of each deferred compensation, bonus or after incentive compensation, stock option, employee stock purchase, and any other employee benefit plan, agreement, arrangement, or commitment (including policies concerning holidays, vacations, and salary continuation during short absences for illness or other reasons) maintained by the Company with respect to any individual who contributes to the operations of the Company. A true, complete and correct copy of each such plan, agreement, arrangement or commitment has been delivered to Buyer.

          Determination Letters and Reports. Buyer has been furnished true, correct and complete copies of (i) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Benefit Plan, (ii) all Annual Reports on Form 5500 series required to be filed with any governmental agency for each Welfare Benefit Plan and each Pension Benefit Plan for the two most recent plan years, and (iii) all actuarial reports prepared for the last three plan years of each Welfare Benefit Plan, if applicable.

          Benefit Plans Enforceable. All Welfare Benefit Plans, Pension Benefit Plans, related trust agreements, annuity contracts (or any other funding instruments), employment contracts, and other plans, agreements, arrangements, and commitments listed in any schedule to this Section 3.14 are legally valid and binding and in full force and effect and without default (and no event has occurred which, with the passage of time or giving of notice, or both, would constitute such a default).

          Effect of Consummation. Except as set forth on Schedule 3.14(h), the consummation of the transactions contemplated by this Agreement will not: (i) entitle any current or former employee of the Company or any other individual, to severance pay, unemployment compensation or similar payment, or (ii) otherwise accelerate the time of payment or vesting, or increase the amount of any compensation due to any current or former employee or other individual.

          WARN Act. Neither the Company nor any person with whom the Company would be treated as an "employer" for purposes of the Worker Adjustment and Retraining Notification Act or any similar state law ("WARN") has incurred any liability or obligation under WARN.

      Contracts and Agreements. Attached hereto as Schedule 3.15 is a list and brief description of all written or oral contracts, commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, and other evidences of indebtedness) to which the Company is a party or by which the Company or its properties are bound, pursuant to which the obligations thereunder of either party thereto are, or are contemplated as being, in respect of any such individual contracts, commitments, leases, or other agreements during the term thereof, $10,000 or greater, or which are otherwise material to the business of the Company (including, without limitation, all mortgages, deeds of trust, security agreements, pledge agreements, and similar agreements and instruments and all confidentiality agreements). Each such contract, commitment, lease and other agreement is in full force and effect, and the Company is not and, to the best knowledge of the Company and each of the Sellers, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default) under any such contracts, commitments, leases, or other agreements, The Company has not waived any right under any such contracts, commitments, leases, or other agreements. Except as set forth on Schedule 3.15 attached hereto, the Company has not guaranteed any obligations of any other person.

      Claims and Proceedings. Attached hereto as Schedule 3.16 is a list and description of all claims, actions, suits, proceedings, and investigations pending or, to the best knowledge of the Company and each of the Sellers, threatened against or affecting the Company or any of its properties or assets, at law or in equity, or before or by any court, municipal or other governmental department, commission, board, agency, or instrumentality. Except as set forth on Schedule 3.16 attached hereto, none of such claims, actions, suits, proceedings, or investigations will result in any liability or loss to the Company which (individually or in the aggregate) is material, and the Company has not been, and the Company is not now, subject to any order, judgment, decree, stipulation, or consent of any court, governmental body, or agency. No inquiry, action, or proceeding has been asserted instituted, or, to the best knowledge of the Company and each of the Sellers, threatened to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof. To the best knowledge of the Company and each of the Sellers, there is no basis for any such valid claim or action or any other claims or actions which would, or could reasonably be expected to (individually or in the aggregate), have a material adverse effect on the business, operations, or financial condition of the Company or result in a material liability of the Company.

      Taxes. All federal, foreign, state, county, and local income, gross receipts, excise, property, franchise, license, sales, use, withholding, and other tax (collectively, including any liability in respect thereof as a transferee or as an indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, agreement, understanding or commitment (whether oral or written) and together with additional assessments, penalties and interest chargeable in connection therewith, "Taxes" ) returns, reports, and declarations of estimated tax (collectively, "Returns" ) which were required to be filed by the Company on or before the date hereof have been filed within the time and in the manner provided by law, and all such Returns are true and correct and accurately reflect the Tax liabilities of the Company. All Taxes shown to be or that otherwise would have been due had the required Returns been timely filed, and all other Taxes of the Company that are attributable to taxable periods beginning on or prior to Closing, including, without limitation, periods that end as a result of the Closing as well as periods that continue, whether or not returns have become due or Taxes have become due and payable as of Closing, have been paid or adequately provided for in the Financial Statements. For purposes of the preceding sentence, payment or adequate provision therefor shall be measured according to the agreement of the parties that the Sellers shall be responsible for all Taxes attributable to periods and partial periods that end on or before Closing and that begin before Closing and end at any time; provided, however, that in the latter case (i) Taxes for which the Sellers are responsible shall be Taxes that are attributable to the portion of any incomplete period which has transpired as of the end of the Closing Date, and (ii) Taxes attributable to such partial period shall be determined by means of a closing of the books and records of the Company as of the close of business on the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in such period. The provisions for Taxes reflected on the balance sheet contained in the Interim Financial Statements are adequate to cover all of the Company's estimated Tax liabilities for the respective periods then ended and all prior periods. The Company has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes. There are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits (collectively, "Tax Actions") with respect to any Taxes owed or allegedly owed by the Company. To the best knowledge of the Company and each of the Sellers, there is no basis for any Tax Actions. The Company's federal income tax returns have not been audited, other than with respect to a State of Missouri Sales and Use Tax audit in 1993. No Taxes other than as set forth on the Financial Statements are payable by the Company. There are no tax liens on any of the assets of the Company. Proper and accurate amounts have been withheld and remitted by the Company from and in respect of all persons from whom it is required by applicable law to withhold for all periods in compliance with the tax withholding provisions of all applicable laws and regulations. Neither the Company nor any other corporation has (i) filed an election under section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), that is applicable to the Company or any assets held by the Company, (ii) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company, or (iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company. No property owned by the Company (x) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (y) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code. The Company is not subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other taxing authorities. The Company has never made an election to be taxed under subchapter S of the Code. The Company is not a party to any tax sharing agreement with any Stockholder or any other person. The Company utilizes the accrual method of accounting for federal income tax purposes. There is no contract, plan, or arrangement covering any person that, individually or collectively, would give rise to the payment of any amount that would not be deductible by the Company by reason of Section 280G of the Code. None of the Sellers is a "foreign person" within the meaning of Section 1445(b)(2) of the Code.

      Personnel. Attached hereto as Schedule 3.18 is a list of the names and annual rates of compensation of the directors and officers of the Company and of the employees and sales representatives of the Company whose annual rates of compensation during the fiscal year ending December 31, 1999 (including base salary, bonus, commissions, and incentive pay) exceeded or are expected to exceed $25,000. Schedule 3.18 attached hereto also summarizes the stock option, stock purchase, bonus or other incentive compensation, profit sharing, percentage compensation, salary continuation, company automobile, club membership, and other like benefits, if any, paid or payable to such directors, officers, employees, and sales representatives during the Company's 1998 fiscal year and to the date hereof. Schedule 3.18 attached hereto also contains a brief description of all material terms of employment agreements and confidentiality agreements to which the Company is a party and all severance benefits which any director, officer, employee, or sales representative of the Company is or may be entitled to receive. The Company has delivered to Buyer true, correct and complete copies of all such employment agreements, confidentiality agreements, and all other agreements, plans, and other instruments to which the Company is a party and under which its employees and/or sales representatives are entitled to receive benefits of any nature. There is no pending or, to the best knowledge of the Company and each of the Sellers, threatened labor dispute or union organization campaign. None of the employees or sales representatives of the Company are represented by any labor union or organization. The Company is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours and is not engaged in any unfair labor practices. There is no unfair labor practice claim against the Company before the National Labor Relations Board or any strike, labor dispute, work slowdown, or work stoppage pending or, to the best knowledge of the Company and each of the Sellers, threatened against or involving the Company. The Company has approximately 200 employees.

      Business Relations. None of the Company or any Seller knows that any customer or supplier of the Company will cease to do business with the Company after the consummation of the transactions contemplated hereby in the same manner as previously conducted with the Company. The Company has not received any notice of any disruption (including delayed deliveries or allocations by suppliers) in the availability of the materials or products used by the Company nor is the Company or any Seller aware of any facts which could lead it to believe that the business of the Company will be subject to any such material disruption.

      Accounts Receivable. Except as set forth on Schedule 3.20 attached hereto, all of the accounts, notes, and loans receivable that have been recorded on the books of the Company are bona fide and represent amounts validly due and all such accounts receivable (net of reserves set forth on the Company's unaudited balance sheet as of September, 30, 1999) will be collected in full within 120 days of the Closing Date. All of such accounts, notes, and loans receivable are free and clear of any security interests, liens, encumbrances, or other charges; none of such accounts, notes, or loans receivable are subject to any offsets or claims of offset; and none of the obligors of such accounts, notes, or loans receivable have given notice that they will or may refuse to pay the full amount thereof or any portion thereof.

      Bank Accounts. Attached hereto as Schedule 3.21 is a list of all banks or other financial institutions with which the Company has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

      Agents. Except as set forth on Schedule 3.22 attached hereto, the Company has not designated or appointed any person or other entity to act for it or on its behalf pursuant to any power of attorney or any agency which is presently in effect.

      Indebtedness To and From Officers, Directors, Stockholders, and Employees. The Company does not owe any indebtedness to any of its officers, directors, stockholders, employees, or sales representatives or, except as disclosed in Schedule 3.23 attached hereto, have indebtedness owed to it from any of its officers, directors, Stockholders, employees, or sales representatives, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of business of the Company and consistent with the Company's past practices.

      Commission Sales Contracts. Except as disclosed in Schedule 3.24 attached hereto, the Company does not employ or have any relationship with any individual, corporation, partnership, or other entity whose compensation from the Company is in whole or in part determined on a commission basis.

      Certain Consents. Except as set forth on Schedule 3.25 attached hereto, there are no consents, waivers, or approvals (each a "Consent") required to be executed and/or obtained from third parties in connection with the execution, delivery, and performance of this Agreement, the Escrow Agreement, or the Noncompetition Agreements and the transactions contemplated hereby or thereby.

      Brokers. Other than as set forth in Schedule 3.26 attached hereto, none of the Sellers or the Company has engaged, or caused any liability to be incurred to, any finder, broker, or sales agent in connection with the execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

      Interest in Competitors, Suppliers, and Customers. Except as set forth on Schedule 3.27 attached hereto, no Seller, officer, or director of the Company or any affiliate of any such Seller, officer, or director has any ownership interest (other than any ownership interest in a publicly-held corporation of which the applicable Person owns, or has real or contingent rights to own, less than one percent (1%) of any class of outstanding securities) in any competitor, supplier, or customer of the Company or any property used in the operation of the business of the Company.

      Inventory. Except as set forth on Schedule 3.28 attached hereto, the inventories shown on the balance sheet contained in the Interim Financial Statements consist of (and the inventories of the Company at the Closing will consist of) items of a quality and quantity usable and readily saleable in the ordinary course of business by the Company.

      Warranties. Attached hereto as Schedule 3.29 is a list and brief description of all warranties and guarantees made by the Company to third parties with respect to any products sold or services rendered by it. Except as set forth on Schedule 3.29 attached hereto, no claims for breach of product or service warranties to customers have been made against the Company since December 31, 1994. To the best knowledge of the Company and each of the Sellers, no state of facts exists, or event has occurred, which may form the basis of any present claim against the Company for liability on account of any express or implied warranty to any third party.

      Customers and Suppliers. Schedule 3.30 attached hereto contains a true, correct, and complete list of (a) the ten largest customers (measured in dollar volume) of the Company during each of the years ended December 31, 1998, 1997 and 1996, (b) the ten largest suppliers (measured in dollar volume) of the Company during each of the years ended December 31, 1998, 1997 and 1996, and (c) with respect to each such customer and supplier, the name and address thereof, dollar volume involved, and nature of the relationship (including the principal categories of products bought and sold).

      Environmental Matters. Except as described on Schedule 3.31 attached hereto, (a) the Company possesses all permits, licenses, approvals and other authorizations required by Environmental Laws (collectively, "Environmental Permits") for its operations and such Environmental Permits are valid and in good standing and, to the best knowledge of the Company and each of the Sellers, there is no action pending or threatened to revoke, modify, terminate or amend any Environmental Permit; (b) the Company has been in the past and is now in compliance with (i) all federal, state, local and foreign laws, rules, regulations, codes and other legal requirements, as well as any applicable orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or health and safety (collectively, "Environmental Laws") and (ii) all requirements of Environmental Permits; (c) all emission control equipment installed at the owned and leased real properties of the Company (the "Real Properties") pursuant to the requirements of Environmental Laws or Environmental Permits, is operated in accordance with the requirements of the Environmental Laws and the manufacturer's specifications; (d) the Company has received no notification that it is or could be, and, to the best knowledge of the Company and each of the Sellers, there is no basis for it to become, subject to any claim, action, obligation, proceeding, investigation or evaluation, directly or indirectly relating to any of its current or past operations or any of its currently or formerly owned, leased or operated properties, arising under or pursuant to Environmental Laws or principles of common law which address pollution or protection of the environment; and (e) the Company has not entered into any agreement with any governmental authority or other person by which responsibility was assumed by the Company, either directly or indirectly, for the conduct of any investigation or remediation of environmental conditions. Except as described on Schedule 3.31, there are no underground storage tanks, and there have been no releases from underground storage tanks, located on the real properties. The Company and the Sellers have provided Buyer with copies of all environmental, health or safety assessments, investigations, analyses or other reports relating to any current or former Real Properties that are in the Company's or any Seller's possession, custody or control.

      Information Furnished. Each of the Sellers and the Company have made available to Buyer and its officers, attorneys, accountants, and representatives true and correct copies of all agreements, documents, and other items listed on the schedules to this Agreement and all books and records of the Company and neither this Agreement, the schedules hereto, nor any information, agreements, or document delivered to or made available to Buyer or its officers, attorneys, accountants, and representatives pursuant to this Agreement contain any untrue statement of a material fact or omit any material fact necessary to make the statements herein or therein, as the case may be, not misleading. The Company's corporate minute books contain all of the minutes of meetings of stockholders, board of directors, and any committees of the board of directors of the Company that have been held preceding the date hereof and all of the written consents to action written in lieu thereof.

      Controlled Group Liability. The Company is not or will not be subject to any liability on account of any of the Sellers or the Company having been affiliated, prior to the Closing Date, directly or indirectly, with any other entity or person under Code Section 414, ERISA Section 4001 or any similar foreign law.

      Year 2000. The software, computer equipment interfaces, peripheral equipment and all machinery and equipment that contains embedded date sensitive circuitry (collectively, the "Computer Systems") used by the Company are Year 2000 Compliant. For purposes of this Agreement, "Year 2000 Compliant" means, with respect to a Computer System, that such Computer System has not malfunctioned and will not malfunction, will not cease to function, will not generate incorrect data from the date hereof through April 30, 2000, and will not produce incorrect results when processing, providing or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries. There are no Computer Systems included in any products sold by Company.

  Covenants

      Inspection. From the date hereof to the Closing, each of the Sellers shall give and cause the Company to give to Buyer and its officers, attorneys, accountants, and representatives free, full, and complete access during reasonable business hours to all books, records, tax returns, files, correspondence, personnel, facilities, and properties of the Company; provide Buyer and its officers, attorneys, accountants, and representatives all information and material pertaining to the business and affairs of the Company as Buyer may deem necessary or appropriate; and use their best efforts to afford Buyer and its officers, attorneys, accountants, and representatives the opportunity to meet with the customers and suppliers of the Company to discuss the business, condition (financial or otherwise), operations, and prospects of the Company. At the Closing, the Company shall deliver to Buyer the originals of all minute books and stock transfer records of the Company. Any investigation by Buyer or its officers, attorneys, accountants, or representatives shall not in any manner affect any of the representations and warranties of the Company and each of the Sellers contained herein.

      Compliance. From the date hereof to the Closing, the Company or any Seller shall take or fail to take any action which action or failure to take such action shall cause any of the representations and warranties made by the Company and each of the Sellers herein to be untrue or incorrect as of the Closing.

      Satisfaction of All Conditions Precedent. From the date hereof to the Closing, the Company each of the Sellers shall use its best efforts to cause all conditions precedent to the obligations of Buyer hereunder to be satisfied by the Closing.

      No Solicitation. From the date hereof to March 31, 2000, neither the Company nor any Seller shall offer any of the Shares or the Company (or a material part of its assets in one transaction or a series of transactions) for sale, or solicit offers to buy the Shares or the Company (or a material part of its assets in one transaction or in a series of related transactions), or hold discussions with any party (other than Buyer) looking toward such an offer or solicitation or toward a merger or consolidation of the Company with or into another entity or any similar transaction. None of the Sellers shall nor shall any of them allow the Company to, enter into any agreement with any party other than Buyer with respect to the sale or other disposition of either the capital stock or the assets of the Company or with respect to any merger, consolidation, or similar transaction involving the Company.

      Notice of Developments. From the date hereof to the Closing, each of the Sellers and the Company shall notify Buyer of any material problems or developments with respect to the business, operations, or prospects of the Company.

      Notice of Breach. From the date hereof to the Closing, each of the Sellers and the Company shall, immediately upon becoming aware thereof, give detailed written notice to Buyer of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to the Company or any Seller prior to the date of this Agreement, of any of their covenants, agreements, representations, or warranties contained or referred to herein or in any document delivered in accordance with the terms hereof.

      Notice of Litigation. From the date hereof to the Closing, immediately upon becoming aware thereof, each of the Sellers and the Company shall notify Buyer of (a) any suit, action, or proceeding (including, without limitation, any Tax Action or proceeding involving a labor dispute or grievance or union recognition) to which the Company becomes a party or which is threatened against the Company, (b) any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereby, or (c) any notice from any tribunal of its intention to institute an investigation into, or to institute a suit or proceeding to restrain or enjoin the consummation of, this Agreement or the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated.

      Continuation of Insurance Coverage. From the date hereof to the Closing, the Company shall keep in full force and effect insurance coverage for the Company and its assets and operations comparable in amount and scope to the coverage now maintained covering the Company and its assets and operations.

      Maintenance of Credit Terms. From the date hereof to the Closing, the Company shall continue to effect sales of its products and services only on the terms that have historically been offered by the Company or on such other terms which are no less favorable to the Company.

      Financial Statements. Until the Closing, as soon as available, and in any event within 30 days after the end of each calendar month and within 45 days after the end of each fiscal quarter, as applicable after September 30, 1999, the Company shall furnish to Buyer a balance sheet, statement of income and retained earnings, and statement of changes in financial position of the Company for such month or fiscal quarter prepared in accordance with GAAP, as applied in the preparation of the Audited Financial Statements (except for the absence of notes to such monthly or quarterly financial statements and subject to normal year-end adjustments and accruals required to be made in the ordinary course of business which are not materially adverse and are consistent with past practices). Such monthly or quarterly financial statements shall fairly present the financial position, results of operations, and changes in financial position as of the indicated dates and for the indicated periods and shall be accompanied by a certificate of the Company's chief financial officer confirming such officer believes them to be in compliance with GAAP, as applied in the preparation of the Audited Financial Statements (except for the absence of notes to such monthly or quarterly financial statements and subject to normal year-end adjustments and accruals required to be made in the ordinary course of business which are not materially adverse and are consistent with past practices).

      Interim Operations of the Company.

          From the date hereof to the Closing, each of the Sellers shall cause the Company to, and the Company shall, conduct its business only in the ordinary course consistent with past practice, and the Company shall not, unless expressly contemplated by this Agreement or Buyer gives its prior written approval, (i) amend or otherwise change its certificate of incorporation or bylaws, as each such document is in effect on the date hereof, (ii) issue or sell, or authorize for issuance or sale, additional shares of any class of capital stock, or issue, grant, or enter into any subscription, option, warrant, right, convertible security, or other agreement or commitment of any character obligating the Company to issue securities, (iii) declare, set aside, make, or pay any dividend or other distribution with respect to its capital stock, (iv) redeem, purchase, or otherwise acquire, directly or indirectly, any of its capital stock, (v) except in the ordinary course of business, sell, pledge, dispose of, or encumber, or agree to sell, pledge, dispose of, or encumber, any assets of the Company, or authorize any capital expenditure in excess of $25,000, individually or, when aggregated with those capital expenditures covered by the representations and warranties set forth in Section 3.8 hereof, $100,000 in the aggregate, (vi) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof, or enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, (vii) incur any indebtedness for borrowed money, issue any debt securities, or enter into or modify any contract, agreement, commitment, or arrangement with respect thereto, (viii) enter into, amend, or terminate any employment agreement with any director, officer, or key employee or sales representative of the Company or enter into, amend, or terminate any employment agreement with any other person otherwise than in the ordinary course of business, (ix) or take any action with respect to the grant or payment of any severance or termination pay or incur any legal or accounting fees which, when aggregated with those items covered by the representations and warranties set forth in Section 3.8(j), exceed $250,000 in the aggregate, (x) enter into, extend, or renew any lease for office or manufacturing space otherwise than in the ordinary course of business, (xi) except as required by law, adopt, amend, or terminate any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, or other employee benefit plan, agreement, trust, fund, or arrangement for the benefit or welfare of any officer, employee, or sales representative of the Company, or withdraw from any multi-employer plan so as to create any liability under Article IV of ERISA to any entity, (xii) grant any increase in compensation to any director, officer, or key employee or sales representative of the Company, (xiii) grant any increase in compensation to any other employee or sales representative of the Company except in the ordinary course of business consistent with past practice, (xiv) take any action which materially accelerates the collection of accounts receivable or decelerates the payment of accounts payable or (xv) make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its most recently filed federal income tax return. From the date hereof to the Closing, the Sellers will cause the Company to maintain its real property, equipment, and other personal property in its present operating condition and repair, ordinary wear and tear excepted.

          From the date hereof to the Closing, each of the Sellers shall cause the Company to, and the Company shall, use its best efforts to preserve intact the business organization of the Company, to keep available in all material respects the services of its present officers and key employees, to preserve intact its banking relationships and credit facilities, to preserve the goodwill of those having business relationships with it, and to comply with all applicable laws.

          From the date hereof to the Closing, the Sellers will cause the Company to use its best efforts to preserve its relationships with its suppliers, customers, and others with whom it has business dealings.

      Hart-Scott-Rodino. Each of Buyer and the Company have filed with the Department of Justice and the Federal Trade Commission the Notification and Report Form (if any) required of such party by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the rules and regulations of the Federal Trade Commission promulgated thereunder with respect to the transactions contemplated hereby. The waiting period for each such filing has expired so as to permit the closing of the transactions contemplated by this Agreement at the Closing Date. All filing fees shall be shared equally by the Buyer, on the one hand, and each of the Sellers, on the other hand.

      Title Insurance. The Company shall order, for the benefit of Buyer, and the Company, an ALTA owner's policy of title insurance (each a "Title Policy"), to be issued by a nationally recognized title insurance company acceptable to Buyer, with respect to each parcel of real property owned by the Company, evidencing title to such owned real property and insuring such title for the benefit of Buyer and the Company for the respective amount set forth on Schedule 4.13 with respect to such owned real property.

      Surveys. The Company shall obtain and deliver to Buyer, no later than fifteen (15) days prior to the Closing, a new or updated and recertified survey for each parcel of real property for which a Title Policy is required, dated no earlier than the date of this Agreement, prepared by a licensed surveyor reasonably satisfactory to Buyer (the "Surveys"). The Surveys shall not disclose any encroachment from or onto any of the real property (or any portion thereof) or any other survey defect with respect to the real property owned by the Company that has not been cured or insured over to Buyer's reasonable satisfaction prior to the Closing.

      Resignations of Officers, Directors and Plan Trustees. Each of the Sellers and the Company shall cause all officers and directors of the Company to deliver their written resignations to Buyer, which resignations shall be effective as of the Closing and shall be in form and substance satisfactory to Buyer. Each such resignation shall state that the Company is not in any way indebted or obligated to the resigning party for termination pay, loans, advances, or otherwise except for accrued salary. Each of the Sellers and the Company shall cause all persons serving as trustees with respect to any Welfare Benefit Plan or Pension Benefit Plan to deliver their written resignations to Buyer, which resignations shall be effective as of the Closing and shall be in form and substance satisfactory to Buyer.

      Sellers' Representative; Power of Attorney.

          Each of the Sellers hereby appoints J. Wells McGiffert as agent and attorney-in-fact as the Sellers' Representative for each Seller, for and on behalf of the Sellers, to give and receive notices and communications, to authorize delivery to the Buyer of Funds (as defined in the Escrow Agreement) pursuant to the Escrow Agreement in satisfaction of claims by the Buyer, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with request to such claims, and to take all actions necessary or appropriate in the judgment of the Sellers' Representative for the accomplishment of the foregoing. Notices or communications to or from the Sellers' Representative shall constitute notice to or from each of the Sellers. Each of the Sellers acknowledges that, to the extent Funds deposited pursuant to the Escrow Agreement are available therefor, the Sellers' Representative shall be paid a fee of $12,000 and reimbursed for out-of-pocket expenses, as provided in the Escrow Agreement.

          A decision, act, consent or instruction of the Sellers' Representative shall constitute a decision of all the Sellers and shall be final, binding and conclusive upon each of such Sellers, and the Escrow Agent and the Buyer may rely upon any such decision, act, consent or instruction of the Sellers' Representative as being the decision, act, consent or instruction of each and every such Seller. The Escrow Agent and the Buyer are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Sellers' Representative.

      Liability Insurance. The Buyer shall keep in full force and effect the insurance policy of the Company described on Schedule 4.17 (for an annual premium payment no greater than 115% of that listed on such Schedule 4.17 (the "Maximum Premium")) at least until the second anniversary of the Closing Date. If the annual premium for such insurance policy for the year 2001 is greater than the Maximum Premium then, if Buyer elects not to pay the full amount of such premium, Buyer shall give the Sellers' Representative written notice of such increase. Upon such notice, the Sellers' Representative shall have the opportunity, within ten (10) days of such notice, to pay the difference between the actual amount of such premium and the Maximum Premium and to then seek reimbursement from each Seller for his or its pro rata portion of such dirrerence.

  Conditions to Closing

      Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby are subject to the fulfillment of each of the following conditions:

          The representations and warranties of each of the Sellers and the Company contained in this Agreement shall be true and correct at and as of the Closing with the same effect as through such representations and warranties had been made on and as of the Closing; each of the Sellers and the Company shall have performed and complied with all agreements required by this Agreement to be performed or complied with by each of the Sellers and the Company at or prior to the Closing; and Buyer shall have received a certificate, dated as of the Closing Date, signed by each of the Sellers and the President of the Company to the foregoing effect.

          No action or proceeding shall have been instituted or threatened for the purpose or with the possible effect of enjoining or preventing the consummation of this Agreement and the transactions contemplated hereby or seeking damages on account thereof.

          Buyer shall have received an opinion of Hanft Fride, a Professional Association counsel for the Company and the Sellers, dated as of the Closing Date, to the effect set forth in Exhibit B hereto.

          Prior to the Closing, there shall not have occurred any material casualty or damage (whether or not insured) to any facility, property, or equipment owned or used by the Company; there shall have been no material adverse change in the financial condition, business, properties, or operations of the Company since September 30, 1999 and, since such date, the business of the Company shall have been conducted only in the ordinary course consistent with past practices.

          Buyer shall have received the minute books and stock transfer records contemplated by Section 4.1 hereof and the resignations contemplated by Section 4.15 hereof.

          Total stockholders' equity (as such term is defined in accordance with GAAP) of the Company, calculated as of a date no earlier than two days prior to the Closing, shall not be less than $9,575,158; and Buyer shall have received a certificate, dated as of the Closing Date, signed by each of the Sellers and the President of the Company to the foregoing effect.

          All Consents required in connection with the execution, delivery, and performance of this Agreement shall have been obtained and, if applicable, the applicable waiting period under, including, without limitation, those listed on Schedule 3.25 hereto, the HSR Act shall have expired or terminated in accordance with the provisions thereof without action by the Justice Department or the Federal Trade Commission to prevent consummation of the transactions contemplated hereby.

          Buyer shall have received the Title Policies in form and substance reasonably acceptable to Buyer.

          Buyer shall have received the Surveys, in form and substance reasonably acceptable to Buyer.

          Buyer shall have received from each Seller or his duly appointed agent and attorney-in-fact the stock certificate or certificates representing all of the Shares owned by such Seller, free and clear of any Liens, duly endorsed for transfer or accompanied by stock powers duly executed in blank.

          Buyer shall have received from each Seller affidavits which satisfy Section 1445(b) of the Code, in form and substance reasonably acceptable to Buyer.

          Buyer shall have completed its review of the operations, properties, assets, books, and records of the Company and found the results thereof to be satisfactory to Buyer in its sole discretion.

          Buyer shall have received an environmental site assessment in substance and scope reasonably satisfactory to Buyer indicating that the Company is in compliance with Environmental Laws and that each of the Real Properties are free from contamination.

          The Company shall have received (and delivered to Buyer) upon payment of all outstanding obligations of the Company to U.S. Bank, N.A., a release from such entity of all respective Liens it has against the Company and any of its Subsidiaries, in form and substance reasonably satisfactory to Buyer.

          Each of the Sellers listed on Schedule 5.1(o) hereto shall have entered into a Noncompetition Agreement with Buyer and the Company substantially in the form of Exhibit C attached hereto (the "Noncompetition Agreements").

          Buyer, the Company, the Sellers' Representative, and the Escrow Agent shall have entered into the Escrow Agreement.

          Each of the Sellers and the Company shall have delivered such good standing certificates, officer's certificates, and similar documents and certificates as counsel for Buyer shall have reasonably requested prior to the Closing Date.

      The decision of Buyer to consummate the transactions contemplated hereby without the satisfaction of any of the preceding conditions shall not constitute a waiver of any of the Company's and each Seller's representations, warranties, covenants, or indemnities contained herein or in any ancillary document delivered pursuant hereto.

      Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated hereby are subject to the fulfillment of the following conditions:

  (a) Buyer's representations and warranties contained in this Agreement shall be true and correct at and as of the Closing with the same effect as though such representations and warranties had been made as of the Closing; all agreements to be performed hereunder by Buyer at or prior to the Closing shall have been performed; and the Sellers shall have received a certificate, dated as of the Closing Date, signed by the President of Buyer to the foregoing effect.

  (b) Sellers shall have received an opinion of Weil, Gotshal & Manges, L.L.P., counsel to Buyer, dated as of the Closing Date, to the effect of Exhibit D hereto.

  (c) Buyer shall have delivered to the Sellers the consideration for the Shares in accordance with Section 1.3.

  (d) Buyer shall have delivered to the Sellers such good standing certificates, officer's certificates, and similar documents and certificates as counsel for the Sellers shall have reasonably requested prior to the Closing Date.

  Termination

      Termination. This Agreement may be terminated prior to the Closing by (a) the mutual consent of Buyer and the Company, (b) the Company upon the failure of Buyer to perform or comply with any of its covenants or agreements contained herein prior to the Closing or if any representation or warranty of Buyer hereunder shall not have been true and correct as of the time at which such was made, (c) Buyer upon the failure of the Company or any Seller to perform or comply with any of its or his covenants or agreements contained herein prior to the Closing or if any representation or warranty of the Company or any Seller hereunder shall not have been true and correct as of the time at which such was made, (d) Buyer if, at any time from the date hereof and prior to Closing, Buyer shall have found the results of its review of the operations, properties, assets, books, and records of the Company to be unsatisfactory in its sole discretion, or (e) either the Company or Buyer if the Closing does not occur by March 31, 2000, unless extended by mutual agreement, provided, that no party may terminate this Agreement pursuant to (b) or (c) above if such party is, at the time of any such attempted termination, in material breach of any term hereof.

      Effect of Termination. Upon the termination of the Agreement pursuant to Section 6.1 hereof, the parties shall be relieved of any further obligations under this Agreement other than (i) confidentiality obligations and expense allocation provisions contained herein and (ii) in respect of any breaches of this Agreement occurring prior to such termination.

      Liability of the Company. Each of the Sellers and the Company hereby acknowledge and agree that, in the event that this Agreement is terminated pursuant to clause (c) of Section 6.1 hereof, the Company shall be liable for any Indemnified Costs suffered by Buyer or any of its officers, directors, employees, or affiliates.

  Indemnification

      Indemnification of Buyer and the Company. Each of the Sellers jointly and severally agree to indemnify and hold harmless Buyer (and, following the Closing, the Company) and each officer, director, employee, and affiliate of Buyer and each person who is an officer, director, employee or affiliate of the Company following the Closing) (collectively, the "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, "Indemnified Costs") which any of the Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of (i) any breach or default by any of the Sellers or the Company of or under any of the representations, warranties, covenants, conditions, agreements, or other provisions of this Agreement or any agreement or document executed in connection herewith (including, without limitation, the certificate to be delivered pursuant to Section 5.l(a) hereof); (ii) environmental or health and safety matters arising out of the use or operation of the Company's properties (whether owned or leased) prior to the Closing (whether or not disclosed to Buyer at or prior to the Closing); (iii) any Taxes owed by the Company with respect to all taxable periods ending on or prior to the Closing Date and the pre-Closing portion of all taxable periods beginning before and ending after the Closing Date; and (iv) any claim by Richard E. Studley ("Studley") and any matter arising out of Studley's ownership and/or sale of any securities of the Company; provided, however, that, notwithstanding the foregoing, the liability of the Sellers to indemnify and hold harmless the Indemnified Parties for Indemnified Costs shall terminate at the expiration of the relevant survival period provided by Section 8.8, and shall be subject to the following limitations:

          With respect to the Sellers' obligation to indemnify and hold harmless the Indemnified Parties for Indemnified Costs arising out Sections 7.1(i), (ii) and (iii) above, the Sellers shall indemnify and hold harmless the Indemnified Parties for all Indemnified Costs only after such Indemnified Costs exceed $250,000 (the "Basket Amount") in the aggregate, at which time only those amounts in excess of the Basket Amount may be recovered; provided that the foregoing limitation shall not apply to any Indemnified Costs that arise due to (1) any breach of a representation or warranty contained in any of Sections 3.1 (capitalization), 3.2 (no liens on shares) or 3.3 (other rights to acquire capital stock) (collectively, the "Basket Exclusions"), (2) the actual fraud or willful or intentional misconduct of any Seller or (3) Section 7.1(iv) above. The Sellers shall be obligated to pay any amounts for indemnification based on the Basket Exclusions without regard to the individual or aggregate amounts thereof and without regard to whether the aggregate of all indemnification payments shall have exceeded, in the aggregate, the Basket Amount.

          The aggregate amount of Indemnified Costs which the Sellers are obligated to indemnify and hold harmless the Indemnified Parties for Indemnified Costs arising out of Sections 7.1(i), (ii) and (iii) above shall be limited to the amount of $2,500,000 (the "Cap"); provided that the Cap shall not apply to any Indemnified Costs that arise due to (1) any breach of a representation or warranty contained in any of Sections 3.1 (capitalization), 3.2 (no liens on shares) or 3.3 (other rights to acquire capital stock), (2) the actual fraud or willful or intentional misconduct of any Seller or (3) Section 7.1(iv) above. Each of the Basket Amount and the Cap shall be applied without taking into account any qualifications or exceptions contained in any representation or warranty relating to materiality or material adverse effect.

          The obligation of each Seller to indemnify and hold harmless the Indemnified Parties from and against any and all Indemnified Costs arising out of or related to any of the Basket Exclusions (i) shall be several and not joint and (ii) shall only arise with respect to the Shares owned by such Seller immediately prior to the Closing.

          The obligation of each Seller to indemnify and hold harmless the Indemnified Parties from and against any and all Indemnified Costs arising out of or related to Section 7.1(iv) above (i) shall be joint and several for any and all Sellers owning at least 1,000 Shares immediately prior to the Closing and (ii) shall be several and not joint for any and all Sellers owning less than 1,000 Shares immediately prior to the Closing.

      Defense of Third-Party Claims. An Indemnified Party shall give prompt written notice to the Sellers' Representative on behalf of any and all persons who are obligated to provide indemnification hereunder (each an "Indemnifying Party") of the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "third-party action") in respect of which such Indemnified Party shall seek indemnification hereunder. Any failure so to notify the Sellers' Representative on behalf of an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have to such Indemnified Party under this Article VII unless and to the extent the failure to give such notice materially and adversely prejudices such Indemnifying Party. The Indemnifying Parties shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as they deem appropriate; provided, however, that:

      (a) The Indemnified Party shall be entitled, at his, her, or its own expense, to participate in the defense of such third-party action;

      (b) The Indemnifying Parties shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party or if, in the opinion of the Indemnified Party, such settlement, compromise, admission, or acknowledgment could have a material adverse effect on its business or, in the case of an Indemnified Party who is a natural person, on his or her assets or interests;

      (c) No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such third-party action; and

      (d) The Indemnifying Parties shall not be entitled to control (but shall be entitled to participate at their own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action (i) as to which the Indemnifying Parties fail to assume the defense within a reasonable length of time or (ii) to the extent the third-party action seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Indemnified Party.

      The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Article VII and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

      Direct Claims. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 7.2 hereof because no third-party action is involved, the Indemnified Party shall notify the Sellers' Representative, on behalf of the Indemnifying Parties, in writing of any Indemnified Costs which it claims are subject to indemnification under the terms hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the Indemnifying Parties with respect to such claim.

      Tax Audits. In the event of an audit of a Return of the Company with respect to which an Indemnified Party might be entitled to indemnification pursuant to Section 7.1 hereof, the Company shall have the right to control the defense and conduct of any and all such audits which may result in the assessment of additional Taxes against the Company and any and all subsequent proceedings in connection therewith, including appeals. Sellers shall cooperate fully in all matters relating to any such audit or other Tax proceeding and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith.

      Escrow. If any claim for indemnification is made by an Indemnified Party pursuant to this Article VII prior to the Release Date (as defined in the Escrow Agreement), such Indemnified Party shall first apply for payment of Indemnified Costs in accordance with the provisions of the Escrow Agreement. All Indemnified Costs under Section 7.1(iii) shall be paid directly by Sellers and not through the application of Escrowed Funds, unless Buyer, in its sole discretion, elects to apply such Escrowed Funds.

  Miscellaneous

      Collateral Agreements, Amendments, and Waivers. This Agreement (together with the documents delivered pursuant hereto) supersedes all prior documents, understandings, and agreements, oral or written, relating to this transaction and constitutes the entire understanding among the parties with respect to the subject matter hereof. Any modification or amendment to, or waiver of, any provision of this Agreement (or any document delivered pursuant to this Agreement unless otherwise expressly provided therein) may be made only by an instrument in writing executed by the party against whom enforcement thereof is sought (provided that, prior to the Closing, the Company shall be empowered to waive any provision of this Agreement on behalf of each of the Sellers).

      Successors and Assigns. Neither Buyer's, the Company's, nor any Seller's rights or obligations under this Agreement may be assigned, except that Buyer may (a) assign its rights and obligations to any subsidiary, stockholder or affiliate thereof and/or (b) make a collateral assignment of its right, title and interest in this Agreement to its lenders. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding sentences of this Section 8.2, the provisions of this Agreement (and, unless otherwise expressly provided therein, of any document delivered pursuant to this Agreement) shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

      Expenses and Transfer Taxes. Buyer shall pay all of its costs and expenses incurred in connection with this Agreement. Sellers, and not the Company, shall pay all of the Sellers' and the Company's costs and expenses incurred in connection with this Agreement; provided, that all filing fees related to the HSR Act and any filings thereunder shall be shared equally by Buyer, on the one hand, and the Sellers, on the other hand. Buyer and Sellers shall each bear responsibility for, and timely pay, 50% of all applicable transfer and sales taxes, if any, due as a result of the consummation of the transactions contemplated hereby.

      Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

      Information and Confidentiality. Each party hereto agrees that such party shall hold in strict confidence all information and documents received from any other party hereto, and if the Closing does not occur each such party shall return to the other parties hereto all such documents then in such receiving party's possession without retaining copies. From and after the Closing, the Sellers shall not use or disclose to any person, any confidential or proprietary information regarding the Company or Buyer; provided, however, that each party's obligations under this Section 8.5 shall not apply to (a) any information or document required to be disclosed by law, (b) any information or document in the public domain, or (c) any information or document that Buyer discloses to any potential lender to or investor in Buyer or the Company or representative or agent of Buyer.

      Waiver. No failure or delay on the part of any party in exercising any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or future exercise thereof or the exercise of any other right, power, or privilege.

      Notices. Any notices required or permitted to be given under this Agreement (and, unless otherwise expressly provided therein, under any document delivered pursuant to this Agreement) shall be given in writing and shall be deemed received (a) when actually delivered if sent by courier or overnight delivery service (or the next business day, if delivered after regular business hours on a Saturday, Sunday or holiday), (b) if sent by mail, on the third day following the date when deposited in the United States mail, certified or registered mail, postage prepaid or (c) when electronically confirmed if sent by facsimile, to the relevant party as indicated below:

      Buyer: MMI Products, Inc.

      515 West Greens Road

      Suite 710

      Houston, Texas 77067

      Attn.: President

      Facsimile: (281) 876-0080

      With a copy to: Weil, Gotshal & Manges, L.L.P.

      100 Crescent Court

      Suite 1300

      Dallas, Texas 75201

      Attn.: Michael A. Saslaw

      Facsimile: (214) 746-7777

      The Company: Hallett Wire Products Co.

      303 South 37th Avenue

      Duluth, Minnesota 55807

      Attn.: Mr. J. Wells McGiffert

      Facsimile: (218) 628-2284

      With a copy to: Hanft Fride, a Professional Association

      1000 U.S. Bank Place

      130 West Superior Street

      Duluth, Minnesota 55802-2094

      Attn.: William Burns

      Facsimile: (218) 529-2401

      Sellers: Sellers' Representative

      J. Wells McGiffert

      5202 Idlewild

      Duluth, Minnesota 55804

      Facsimile:

      With a copy to: Hanft Fride, a Professional Association

      1000 U.S. Bank Place

      130 West Superior Street

      Duluth, Minnesota 55802-2094

      Attn.: William Burns

      Facsimile: (218) 529-2401

      Each party may change its address for purposes of this Section 8.7 by proper notice to the other parties.

      Survival of Representations, Warranties, and Covenants.

          Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of two years; provided, however, that (i) the representations and warranties contained in Sections 3.1 (capitalization), 3.2 (no liens on Shares), and 3.3 (other rights to acquire capital stock) hereof and (ii) the indemnification obligations set forth in Section 7.1(iv) shall survive forever.

          Unless a specified period is set forth in this Agreement or in any ancillary document delivered pursuant hereto, the covenants contained herein and therein shall survive the Closing and remain in effect until complied with by applicable party or parties.

      Public Announcement. Prior to the Closing, all press releases and other public announcements concerning this Agreement and the transactions contemplated hereby must be approved by Buyer and the Company prior to publication, except with respect any releases or announcements that may be required by applicable law, court process or obligations pursuant to any listing agreement with any national securities exchange or interdealer quotation system.

      Waiver of Certain Rights. The Company and each Seller hereby waives any rights of first refusal, preemptive rights, or other rights of any nature whatsoever which the Company or such Seller may have to purchase any of the Shares or other capital stock or equity securities of any nature of the Company. Each Seller agrees that, upon the consummation of the transactions contemplated hereby, any and all rights of such Seller with respect to the payment of dividends (whether or not previously earned, accrued, or declared), preferential payments, or distributions of the Company's assets upon the liquidation, dissolution, or merger of the Company or otherwise, or any other right of any nature whatsoever to receive any monies or assets of the Company as a result of such Seller's ownership of Shares, shall terminate, and each Seller hereby waives any and all such rights and agrees to indemnify and hold harmless the Company and its officers, directors, employees, and affiliates from and against any and all Indemnified Costs suffered or incurred by or assessed against the Company or any of its officers, directors, employees, or affiliates and arising, directly or indirectly, from the exercise or attempted exercise of any of such rights by any Seller. Furthermore, each Seller agrees that, immediately prior to consummation of the transactions contemplated hereby, each voting, stock transfer restriction, and buy-sell agreement to which he is a party and which relates to any Shares shall be terminated and be of no further force or effect.

      Further Assurances. At, and from time to time after, the Closing, at the request of Buyer, but without further consideration, each Seller shall execute and deliver such other instruments of conveyance, assignment, transfer, and delivery and take such other action as Buyer may reasonably request in order more effectively to consummate the transactions contemplated hereby; provided, that this covenant may be complied with after the Closing by the execution of documents and instruments under powers of attorney, unless and until revocations thereof.

      No Third-Party Beneficiaries. No person or entity not a party to this Agreement shall be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder.

      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in one or more counterparts (all of which shall constitute one and the same agreement) as of the day and year first above written.

MMI PRODUCTS, INC.

By:     /s/ Robert N. Tenczar

Name: Robert N. Tenczar

Title: Chief Financial Officer, Vice President and Secretary

HALLETT WIRE PRODUCTS CO.

By:    /s/ J. Wells McGiffert

Name: J. Wells McGiffert

Title: President

SELLERS' REPRESENTATIVE:

/s/ J. Wells McGiffert

J. Wells McGiffert

SELLERS:

BRUCE STREET TRUST

By: /s/ Jeremy M. Fryberger

Name: Jeremy M. Fryberger

Title: Trustee

HUBERT H. LANDREE TRUST U/A
dated 3/21/83

By: /s/ Keith O. Ball

Name: Keith O. Ball ,

Authorized Officer of

First Bank National Association

Title: Co-Trustee

By: /s/ Mary Ada Landree

Name: Mary Ada Landree

Title: Co-Trustee

CAROL N. FRYBERGER

/s/ Carol N. Fryberger

JEREMY M. FRYBERGER

/s/ Jeremy M. Fryberger

CYNTHIA GRINDY

/s/ Cynthia Grindy

STEVEN C. GRINDY

/s/ Steven C. Grindy

JEFFERY B. HANSON

/s/ Jeffery B. Hanson

JUDITH B. HANSON

/s/ Judith B. Hanson

WILLIAM M. HAUGEN

/s/ William M. Haugen

CURTIS HIMES

/s/ Curtis Himes

BRUCE A. JAGO

/s/ Bruce A. Jago

TERRY W. LANE

/s/ Terry W. Lane

BENJAMIN W. McGIFFERT

/s/ Benjamin W. McGiffert

BETTY McGIFFERT

/s/ Betty McGiffert

J. WELLS McGIFFERT

/s/ J. Wells McGiffert

WILLIAM W. McGIFFERT

/s/ William W. McGiffert

LEE R. OLSEN

/s/ Lee R. Olsen

L.R. SEWELL

By: /s/ Marjorie A. Sewell

Name: Marjorie A. Sewell

Title: Trustee

MARJORIE SEWELL

/s/ Marjorie A. Sewell

MARK J. STOJEVICH

/s/ Mark J. Stojevich

ALANE STUDLEY

/s/ Alane Studley

CRAIG STUDLEY

/s/ Craig Studley

MARY ADA LANDREE TRUST

By: /s/ Keith O. Ball

Name: Keith O. Ball ,

Authorized Officer of

First Bank National Association

Title: Trustee

Schedule 2.3

Buyer Conflicts

As required by that certain Amended and Restated Loan and Security Agreement dated as of December 13, 1996 among the Buyer, Fleet Capital Corporation ("Fleet") and Transamerica Business Credit Corporation ("Transamerica"), as amended from time to time, the consent of Fleet and Transamerica must be obtained to consummate the transactions contemplated by the Agreement.

Schedule 5.1(o)

Steven C. Grindy

J. Wells McGiffert

Exhibit A

Form of Escrow Agreement

NOT INCLUDED

Exhibit B

Form of Opinion of Counsel to the Company and the Sellers

NOT INCLUDED

Exhibit C

Form of Noncompetition Agreement

NOT INCLUDED

Exhibit D

Form of Opinion of Counsel to Buyer

NOT INCLUDED

LIST OF EXHIBITS

Exhibit A Form of Escrow Agreement

Exhibit B Form of Opinion of Counsel to the Company and the Sellers

Exhibit C Form of Noncompetition Agreement

Exhibit D Form of Opinion of Counsel to Buyer

LIST OF SCHEDULES

Schedule 1.1 Purchase Price

Schedule 2.3 Buyer Conflicts

Schedule 3.1 Capitalization

Schedule 3.2 Liens

Schedule 3.4 Foreign Qualifications

Schedule 3.5 Subsidiaries

Schedule 3.8 Conduct of Business

Schedule 3.9 Properties

Schedule 3.10 Licenses and Permits

Schedule 3.11 Intellectual Property Rights

Schedule 3.13 Insurance

Schedule 3.14(a) Welfare Benefit Plans

Schedule 3.14(b) Pension Benefit Plans

Schedule 3.14(h) Severance Payments, etc.

Schedule 3.15 Contracts and Agreements

Schedule 3.16 Claims and Proceedings

Schedule 3.18 Personnel

Schedule 3.20 Accounts Receivable

Schedule 3.21 Bank Accounts

Schedule 3.22 Agents

Schedule 3.23 Related Party Indebtedness

Schedule 3.24 Commission Sales Contracts

Schedule 3.25 Certain Consents

Schedule 3.26 Brokers

Schedule 3.27 Interest in Competitors, Suppliers and Customers

Schedule 3.28 Inventory

Schedule 3.29 Warranties

Schedule 3.30 Customers and Suppliers

Schedule 3.31 Environmental Matters

Schedule 3.34 Year 2000

Schedule 4.13 Title Insurance

Schedule 5.1(o) Noncompetition Agreements

DEFINED TERMS

Term Section

Agreement Preamble

Audited Financial Statement 3.7(a)

Basket Amount 7.1(a)

Basket Exclusions 7.1(a)

Buyer Preamble

Cap 7.1(b)

Closing 1.2

Closing Date 1.2

Code 3.17

Common Stock 1.1

Company Preamble

Computer Systems 3.34

Consent 3.25

Environmental Laws 3.31

Environmental Permits 3.31

ERISA 3.14(a)

Escrow Agent 1.4

Escrowed Funds 1.3

Financing 5.1(n)

Funding 3.14(b)

GAAP 3.7(b)

Hazardous Substance Issues 3.9

HSR Act 4.12

Indemnified Costs 7.1

Indemnified Parties 7.1

Indemnifying Party 7.2

Intellectual Property 3.11

Interim Financial Statements 3.7(b)

Lien 3.2

Maximum Premium 4.17

Noncompetition Agreements 5.1(o)

Pension Benefit Plans 3.14(b)

Proprietary Rights 3.11

Purchase Price 1.1

Real Properties 3.31

Returns 3.17

Sellers Preamble

Sellers' Representative Preamble

Shares 1.1

Stockholder 3.8

Subsidiary 3.5(a)

Subsidiaries 3.5(a)

Surveys 4.14

Taxes 3.17

Tax Actions 3.17

Third-party action 7.2

Title Policy 4.13

WARN 3.14(i)

Welfare Benefit Plans 3.14(a)

Article 1 Agreement of Purchase and Sale 1

1.1 Agreement 1

1.2 Closing 1

1.3 Delivery and Payment 1

1.4 Escrow. 1

Article 2 Representations and Warranties of Buyer 2

2.2 Due Organization. 2

2.3 Due Authorization; No Conflicts. 2

2.4 Brokers and Finders 2

2.5 Investment Intent 2

Article 3 Representations and Warranties of the Company and the Sellers 2

3.1 Capitalization; Ownership of Shares 2

3.2 No Liens on Shares 3

3.3 Other Rights to Acquire Capital Stock 3

3.4 Due Organization 3

3.5 Subsidiaries 3

3.6 Due Authorization; No Conflicts 4

3.7 Financial Statements 5

3.8 Conduct of Business; Certain Actions 5

3.9 Properties 6

3.10 Licenses and Permits. 7

3.11 Intellectual Property Rights. 7

3.12 Compliance with Laws 8

3.13 Insurance 8

3.14 Employee Benefit Matters. 9

3.15 Contracts and Agreements 11

3.16 Claims and Proceedings. 11

3.17 Taxes 12

3.18 Personnel 13

3.19 Business Relations 14

3.20 Accounts Receivable 14

3.21 Bank Accounts 14

3.22 Agents. 14

3.23 Indebtedness To and From Officers, Directors, Stockholders, and Employees. 14

3.24 Commission Sales Contracts 14

3.25 Certain Consents. 15

3.26 Brokers 15

3.27 Interest in Competitors, Suppliers, and Customers. 15

3.28 Inventory. 15

3.29 Warranties 15

3.30 Customers and Suppliers 15

3.31 Environmental Matters. 15

3.32 Information Furnished. 16

3.33 Controlled Group Liability 16

3.34 Year 2000. 16

Article 4 Covenants 17

4.1 Inspection. 17

4.2 Compliance. 17

4.3 Satisfaction of All Conditions Precedent 17

4.4 No Solicitation 17

4.5 Notice of Developments 17

4.6 Notice of Breach 18

4.7 Notice of Litigation 18

4.8 Continuation of Insurance Coverage 18

4.9 Maintenance of Credit Terms 18

4.10 Financial Statements. 18

4.11 Interim Operations of the Company. 19

4.12 Hart-Scott-Rodino. 20

4.13 Title Insurance. 20

4.14 Surveys. 20

4.15 Resignations of Officers, Directors and Plan Trustees. 20

4.16 Sellers' Representative; Power of Attorney. 21

4.17 Liability Insurance. 21

Article 5 Conditions to Closing 21

5.1 Conditions to Obligations of Buyer. 21

5.2 Conditions to Obligations of Sellers. 23

Article 6 Termination 24

6.1 Termination. 24

6.2 Effect of Termination. 24

6.3 Liability of the Company 24

Article 7 Indemnification 25

7.1 Indemnification of Buyer and the Company. 25

7.2 Defense of Third-Party Claims. 26

7.3 Direct Claims. 27

7.4 Tax Audits. 27

7.5 Escrow. 27

Article 8 Miscellaneous 27

8.1 Collateral Agreements, Amendments, and Waivers. 27

8.2 Successors and Assigns. 28

8.3 Expenses and Transfer Taxes. 28

8.4 Invalid Provisions. 28

8.5 Information and Confidentiality. 28

8.6 Waiver. 28

8.7 Notices. 28

8.8 Survival of Representations, Warranties, and Covenants. 30

8.9 Public Announcement. 30

8.10 Waiver of Certain Rights. 30

8.11 Further Assurances. 30

8.12 No Third-Party Beneficiaries 31

8.13 Governing Law 31